                                                                    EXHIBIT-99.2

    INDEX TO ARONEX PHARMACEUTICALS, INC. CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................   F-2
Consolidated Balance Sheets as of December 31, 1999 and
  2000......................................................   F-3
Consolidated Statements of Operations for the Years ended
  December 31, 1998, 1999 and 2000, and the Period from
  Inception (June 13, 1986) through December 31, 2000.......   F-4
Consolidated Statements of Comprehensive Loss for the Years
  ended December 31, 1998, 1999 and 2000....................   F-5
Consolidated Statements of Stockholders' Equity for the
  Period from Inception (June 13, 1986) through December 31,
  2000......................................................   F-6
Consolidated Statements of Cash Flows for the Years ended
  December 31, 1998, 1999 and 2000, and the Period from
  Inception (June 13, 1986) through December 31, 2000.......  F-11
Notes to Consolidated Financial Statements..................  F-12
Consolidated Balance Sheets -- December 31, 2000 and March
  31, 2001 (unaudited)......................................  F-25
Consolidated Statements of Operations:
  Three Months Ended March 31, 2000 and March 31, 2001
     (unaudited) and for the Period from Inception (June 13,
     1986) through March 31, 2001 (unaudited)...............  F-26
Consolidated Statements of Comprehensive Income:
  Three Months Ended March 31, 2000 and March 31, 2001
     (unaudited)............................................  F-27
Consolidated Statements of Cash Flows:
  Three Months Ended March 31, 2000 and March 31, 2001
     (unaudited) and for the Period from Inception (June 13,
     1986) through March 31, 2001 (unaudited)...............  F-28
Consolidated Statements of Stockholders' Equity for the
  Three Months Ended March 31, 2001 (unaudited).............  F-29
Notes to Consolidated Financial Statements -- March 31, 2001
  (unaudited)...............................................  F-30

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Aronex Pharmaceuticals, Inc.:

     We have audited the accompanying consolidated balance sheets of Aronex Pharmaceuticals, Inc. and subsidiaries (a Delaware corporation in the development stage), as of December 31, 1999 and 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000 and for the period from inception (June 13, 1986) through December 31, 2000. These consolidated financial statements are the responsibility of Aronex Pharmaceuticals' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aronex Pharmaceuticals, Inc. as of December 31, 1999 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 and for the period from inception (June 13, 1986) through December 31, 2000, in conformity with accounting principles generally accepted in the United States.

     As explained in Note 2 to the consolidated financial statements, effective January 1, 2000, the Company changed its method of accounting for revenue recognition.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to raising capital and performing research and development. In January 2001, the Company received a non-approval letter from the United States Food and Drug Administration (FDA) for its New Drug Application (NDA) amendment for ATRAGEN(R). In order to complete the research and development and other activities necessary to commercialize its products, additional financing will be required. The Company has not secured any commitments for any such additional financing. These events raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 9, 2001

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                 (ALL AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1999         2000
                                                              ---------    ---------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  11,528    $   8,254
  Short-term investments....................................      7,804           --
  Prepaid expenses and other assets.........................        453          116
                                                              ---------    ---------
          Total current assets..............................     19,785        8,370
Long-term investments.......................................        920          821
Furniture, equipment and leasehold improvements, net of
  accumulated depreciation of $3,450 and $3,914,
  respectively..............................................      2,029        1,851
                                                              ---------    ---------
          Total assets......................................  $  22,734    $  11,042
                                                              =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $   3,502    $   2,789
  Accrued payroll...........................................        644          313
  Current portion of notes payable..........................        340          459
  Current portion of deferred revenue.......................         --        1,196
                                                              ---------    ---------
          Total current liabilities.........................      4,486        4,757
Long-term liabilities:
  Notes payable, net of current portion.....................      3,517        3,154
  Deferred revenue, net of current portion..................         --          466
                                                              ---------    ---------
          Total long-term liabilities.......................      3,517        3,620
Commitments and contingencies
Stockholders' equity:
  Preferred stock $.001 par value, 5,000,000 shares
     authorized, none issued and outstanding................         --           --
  Common stock $.001 par value, 40,000,000 shares
     authorized, 22,853,782 and 25,973,674 shares issued and
     outstanding, respectively..............................         23           26
  Additional paid-in capital................................    113,262      118,697
  Common stock warrants.....................................        908        3,439
  Treasury stock............................................        (11)         (11)
  Deferred compensation.....................................        (69)          --
  Unrealized gain on securities available-for-sale..........      2,147           --
  Deficit accumulated during development stage..............   (101,529)    (119,486)
                                                              ---------    ---------
          Total stockholders' equity........................     14,731        2,665
                                                              ---------    ---------
          Total liabilities and stockholders' equity........  $  22,734    $  11,042
                                                              =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             (ALL AMOUNTS IN THOUSANDS, EXCEPT LOSS PER SHARE DATA)

                                                                              PERIOD FROM INCEPTION
                                              YEARS ENDED DECEMBER 31,           (JUNE 13, 1986)
                                          --------------------------------           THROUGH
                                            1998        1999        2000        DECEMBER 31, 2000
                                          --------    --------    --------    ---------------------
Revenues:
  Research and development grants and
     contracts..........................  $  6,737    $ 11,052    $  3,219          $  26,058
                                          --------    --------    --------          ---------
          Total revenues................     6,737      11,052       3,219             26,058
                                          --------    --------    --------          ---------
Expenses:
  Research and development..............    22,793      21,494      16,611            114,033
  Purchase of in-process research and
     development........................        --          --          --             11,625
  General and administrative............     3,354       4,652       3,241             25,051
                                          --------    --------    --------          ---------
          Total expenses................    26,147      26,146      19,852            150,709
                                          --------    --------    --------          ---------
Operating loss..........................   (19,410)    (15,094)    (16,633)          (124,651)
Other income (expense):
  Interest income.......................     1,265       1,330         926              9,102
  Gain on sale of investments...........        --          --       2,653              2,653
  Interest expense and other............       (86)       (330)       (448)            (2,135)
                                          --------    --------    --------          ---------
Other income, net.......................     1,179       1,000       3,131              9,620
Net loss before cumulative effect of
  change in accounting principle........   (18,231)    (14,094)    (13,502)          (115,031)
Cumulative effect of change in
  accounting principle..................        --          --      (4,455)            (4,455)
                                          --------    --------    --------          ---------
Net loss................................  $(18,231)   $(14,094)   $(17,957)         $(119,486)
                                          ========    ========    ========          =========
Net loss per share before cumulative
  effect of change in accounting
  principle.............................  $  (1.17)   $  (0.65)   $  (0.54)
Cumulative effect of change in
  accounting principle..................        --          --       (0.18)
                                          --------    --------    --------
Basic and diluted net loss per share....  $  (1.17)   $  (0.65)   $  (0.72)
                                          ========    ========    ========
Weighted average shares used in
  computing basic and diluted loss per
  share.................................    15,571      21,727      24,847
                                          ========    ========    ========
Pro forma amounts assuming the
  accounting change is applied
  retroactively:
  Net loss..............................  $(23,104)   $(13,676)
                                          ========    ========
  Net loss per share....................  $  (1.48)   $  (0.63)
                                          ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
             (ALL AMOUNTS IN THOUSANDS, EXCEPT LOSS PER SHARE DATA)

                                                                              PERIOD FROM INCEPTION
                                              YEARS ENDED DECEMBER 31,           (JUNE 13, 1986)
                                          --------------------------------           THROUGH
                                            1998        1999        2000        DECEMBER 31, 2000
                                          --------    --------    --------    ---------------------
Comprehensive loss:
  Net loss..............................  $(18,231)   $(14,094)   $(17,957)         $(119,486)
Unrealized gain (loss) on securities
  available for sale:
  Unrealized gain.......................       803       1,431         506              2,653
  Realized gain.........................        --          --      (2,653)            (2,653)
     Net unrealized gain (loss) on
       securities available for sale....       803       1,431      (2,147)                --
                                          --------    --------    --------          ---------
Comprehensive loss......................  $(17,428)   $(12,663)   $(20,104)         $(119,486)
                                          ========    ========    ========          =========

  The accompanying notes are an integral part of these consolidated financial statements.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
    FOR THE PERIOD FROM INCEPTION (JUNE 13, 1986) THROUGH DECEMBER 31, 2000
                 (ALL AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                  COMMON STOCK        ADDITIONAL     COMMON
                                              --------------------     PAID-IN       STOCK      TREASURY      DEFERRED
                                                SHARES      AMOUNT     CAPITAL      WARRANTS     STOCK      COMPENSATION
                                              ----------    ------    ----------    --------    --------    ------------
Sale of common stock for cash, August
  through December 1986 ($1.6396 per
  share)....................................     183,334     $--       $    301     $    --      $  --        $    --
Issuance of common stock for license
  agreement rights, October 1986 ($.006 per
  share)....................................      60,606      --              1          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1986................     243,940      --            302          --         --             --
Issuance of common stock in exchange for 8%
  convertible notes, May 1987 ($3.30 per
  share)....................................      90,909       1            299          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1987................     334,849       1            601          --         --             --
Issuance of common stock for cash, September
  and December 1988 ($.066 per share).......     130,303      --              8          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1988................     465,152       1            609          --         --             --
Issuance of common stock for cash, July and
  August 1989 ($.066 per share).............     158,182      --             10          --         --             --
Issuance of common stock for cash, August
  1989 ($3.63 per share)....................   1,220,386       1          4,429          --         --             --
Issuance of common stock for key man life
  insurance policies, December 1989
  ($3.63)...................................       3,862      --             14          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1989................   1,847,582     $ 2       $  5,062     $    --      $  --        $    --
Stock options exercised January 1990 ($.66
  per share)................................          30      --             --          --         --             --
Warrants issued to purchase 9,914 shares of
  common stock..............................          --      --             --          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1990................   1,847,612       2          5,062          --         --             --
Stock options exercised, May 1991 ($.66 per
  share)....................................          75      --             --          --         --             --

                                               UNREALIZED        DEFICIT
                                               GAIN (LOSS)     ACCUMULATED
                                              ON SECURITIES      DURING           TOTAL
                                                AVAILABLE      DEVELOPMENT    STOCKHOLDERS'
                                                FOR SALE          STAGE          EQUITY
                                              -------------    -----------    -------------
Sale of common stock for cash, August
  through December 1986 ($1.6396 per
  share)....................................     $    --        $      --       $    301
Issuance of common stock for license
  agreement rights, October 1986 ($.006 per
  share)....................................          --               --              1
Net loss....................................          --              (40)           (40)
                                                 -------        ---------       --------
Balance at December 31, 1986................          --              (40)           262
Issuance of common stock in exchange for 8%
  convertible notes, May 1987 ($3.30 per
  share)....................................          --               --            300
Net loss....................................          --             (216)          (216)
                                                 -------        ---------       --------
Balance at December 31, 1987................          --             (256)           346
Issuance of common stock for cash, September
  and December 1988 ($.066 per share).......          --               --              8
Net loss....................................          --             (832)          (832)
                                                 -------        ---------       --------
Balance at December 31, 1988................          --           (1,088)          (478)
Issuance of common stock for cash, July and
  August 1989 ($.066 per share).............          --               --             10
Issuance of common stock for cash, August
  1989 ($3.63 per share)....................          --               --          4,430
Issuance of common stock for key man life
  insurance policies, December 1989
  ($3.63)...................................          --               --             14
Net loss....................................          --             (942)          (942)
                                                 -------        ---------       --------
Balance at December 31, 1989................     $    --        $  (2,030)      $  3,034
Stock options exercised January 1990 ($.66
  per share)................................          --               --             --
Warrants issued to purchase 9,914 shares of
  common stock..............................          --               --             --
Net loss....................................          --           (1,825)        (1,825)
                                                 -------        ---------       --------
Balance at December 31, 1990................          --           (3,855)         1,209
Stock options exercised, May 1991 ($.66 per
  share)....................................          --               --             --


                                                  COMMON STOCK        ADDITIONAL     COMMON
                                              --------------------     PAID-IN       STOCK      TREASURY      DEFERRED
                                                SHARES      AMOUNT     CAPITAL      WARRANTS     STOCK      COMPENSATION
                                              ----------    ------    ----------    --------    --------    ------------
Issuance of common stock for cash and notes
  payable including accrued interest of
  $96,505, October 1991 ($7.26 per share)...     596,095      --          4,328          --         --             --
Deferred compensation relating to certain
  stock options.............................          --      --            326          --         --           (326)
Compensation expense related to stock
  options...................................          --      --             --          --         --            138
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1991................   2,443,782       2          9,716          --         --           (188)
Stock options exercised, January, April,
  May, October and December 1992 ($.66 per
  share)....................................      37,198      --             24          --         --             --
Stock warrants exercised April, May and
  August 1992 ($3.63 per share).............      11,364      --             41          --         --             --
Issuance of common stock for cash in initial
  public offering, July 1992 ($14.00 per
  share)....................................     850,000       1         10,659          --         --             --
Deferred compensation relating to certain
  stock options.............................          --      --          1,644          --         --         (1,644)
Compensation expense related to stock
  options...................................          --      --             --          --         --            460
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1992................   3,342,344     $ 3       $ 22,084     $    --      $  --        $(1,372)
Issuance of common stock for compensation...       5,000      --             51          --         --             --
Warrants issued to purchase 50,172 shares of
  common stock..............................          --      --             --          --         --             --
Stock options exercised, February and
  November 1993 ($.66) per share............      14,465      --              9          --         --             --
Issuance of common stock for cash, September
  1993 ($14.00 per share)...................     357,143      --          4,538          --         --             --
Issuance of common stock for cash in
  secondary public offering November &
  December 1993 ($9.00 per share)...........   1,402,250       2         11,462          --         --             --
Compensation expense related to stock
  options...................................          --      --             --          --         --            396
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1993................   5,121,202       5         38,144          --         --           (976)

                                               UNREALIZED        DEFICIT
                                               GAIN (LOSS)     ACCUMULATED
                                              ON SECURITIES      DURING           TOTAL
                                                AVAILABLE      DEVELOPMENT    STOCKHOLDERS'
                                                FOR SALE          STAGE          EQUITY
                                              -------------    -----------    -------------
Issuance of common stock for cash and notes
  payable including accrued interest of
  $96,505, October 1991 ($7.26 per share)...          --               --          4,328
Deferred compensation relating to certain
  stock options.............................          --               --             --
Compensation expense related to stock
  options...................................          --               --            138
Net loss....................................          --           (2,914)        (2,914)
                                                 -------        ---------       --------
Balance at December 31, 1991................          --           (6,769)         2,761
Stock options exercised, January, April,
  May, October and December 1992 ($.66 per
  share)....................................          --               --             24
Stock warrants exercised April, May and
  August 1992 ($3.63 per share).............          --               --             41
Issuance of common stock for cash in initial
  public offering, July 1992 ($14.00 per
  share)....................................          --               --         10,660
Deferred compensation relating to certain
  stock options.............................          --               --             --
Compensation expense related to stock
  options...................................          --               --            460
Net loss....................................          --           (4,708)        (4,708)
                                                 -------        ---------       --------
Balance at December 31, 1992................     $    --        $ (11,477)      $  9,238
Issuance of common stock for compensation...          --               --             51
Warrants issued to purchase 50,172 shares of
  common stock..............................          --               --             --
Stock options exercised, February and
  November 1993 ($.66) per share............          --               --              9
Issuance of common stock for cash, September
  1993 ($14.00 per share)...................          --               --          4,538
Issuance of common stock for cash in
  secondary public offering November &
  December 1993 ($9.00 per share)...........          --               --         11,464
Compensation expense related to stock
  options...................................          --               --            396
Net loss....................................          --           (6,225)        (6,225)
                                                 -------        ---------       --------
Balance at December 31, 1993................          --          (17,702)        19,471


                                                  COMMON STOCK        ADDITIONAL     COMMON
                                              --------------------     PAID-IN       STOCK      TREASURY      DEFERRED
                                                SHARES      AMOUNT     CAPITAL      WARRANTS     STOCK      COMPENSATION
                                              ----------    ------    ----------    --------    --------    ------------
Deferred compensation relating to certain
  stock options.............................          --      --             66          --         --            (66)
Stock options exercised, January through
  October 1994 ($.66 per share).............      15,111      --             10          --         --             --
Warrants issued to purchase 537 shares of
  common stock..............................          --      --             --          --         --             --
Issuance of additional shares of common
  stock pursuant to collaborative
  agreement.................................      66,163      --             --          --         --             --
Compensation expense related to stock
  options...................................          --      --             --          --         --            546
Unrealized loss on available-for-sale
  securities................................          --      --             --          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1994................   5,202,476     $ 5       $ 38,220     $    --      $  --        $  (496)
Deferred compensation relating to certain
  stock options.............................          --      --          1,380          --         --         (1,380)
Stock options exercised, January through
  December 1995 ($.66 per share)............      36,958      --             24          --         --             --
Issuance of common stock and warrants
  pursuant to merger agreements )...........   3,868,436       4         11,111       2,844         --             --
Warrants exercised ($4.50 per share)........     705,614       1          3,402        (226)        --             --
Issuance of common stock pursuant to
  settlement agreement......................     531,552      --          2,046      (1,130)        --             --
Issuance of common stock for services
  rendered..................................      37,500      --            159          --         --             --
Treasury stock purchased ($4.42 per
  share)....................................      (2,480)     --             --          --        (11)            --
Compensation expense related to stock
  options...................................          --      --             --          --         --            340
Unrealized gain on available-for-sale
  securities................................          --      --             --          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1995................  10,380,056     $10       $ 56,342     $ 1,488      $ (11)       $(1,536)
Warrants redeemed January 1996..............          --      --            269        (269)        --             --
Deferred compensation relating to certain
  stock options.............................          --      --            966          --         --           (966)
Issuance of common stock for cash in
  secondary public offering, March & April
  1996 ($10.00 per share)...................   3,450,000       4         32,073          --         --             --
Stock options exercised, January through
  December 1996 ($0.04-$9.50 per share).....     106,041      --            343          --         --             --
Warrants exercised January through December
  1996 ($4.50-$12.00 per share).............     622,428       1          3,528        (194)        --             --
Issuance of common stock pursuant to
  settlement agreements.....................      38,722      --            221         (57)        --             --

                                               UNREALIZED        DEFICIT
                                               GAIN (LOSS)     ACCUMULATED
                                              ON SECURITIES      DURING           TOTAL
                                                AVAILABLE      DEVELOPMENT    STOCKHOLDERS'
                                                FOR SALE          STAGE          EQUITY
                                              -------------    -----------    -------------
Deferred compensation relating to certain
  stock options.............................          --               --             --
Stock options exercised, January through
  October 1994 ($.66 per share).............          --               --             10
Warrants issued to purchase 537 shares of
  common stock..............................          --               --             --
Issuance of additional shares of common
  stock pursuant to collaborative
  agreement.................................          --               --             --
Compensation expense related to stock
  options...................................          --               --            546
Unrealized loss on available-for-sale
  securities................................        (315)              --           (315)
Net loss....................................          --           (9,052)        (9,052)
                                                 -------        ---------       --------
Balance at December 31, 1994................     $  (315)       $ (26,754)      $ 10,660
Deferred compensation relating to certain
  stock options.............................          --               --             --
Stock options exercised, January through
  December 1995 ($.66 per share)............          --               --             24
Issuance of common stock and warrants
  pursuant to merger agreements )...........          --               --         13,959
Warrants exercised ($4.50 per share)........          --               --          3,177
Issuance of common stock pursuant to
  settlement agreement......................          --               --            916
Issuance of common stock for services
  rendered..................................          --               --            159
Treasury stock purchased ($4.42 per
  share)....................................          --               --            (11)
Compensation expense related to stock
  options...................................          --               --            340
Unrealized gain on available-for-sale
  securities................................         199               --            199
Net loss....................................          --          (17,429)       (17,429)
                                                 -------        ---------       --------
Balance at December 31, 1995................     $  (116)       $ (44,183)      $ 11,994
Warrants redeemed January 1996..............          --               --
Deferred compensation relating to certain
  stock options.............................          --               --             --
Issuance of common stock for cash in
  secondary public offering, March & April
  1996 ($10.00 per share)...................          --               --         32,077
Stock options exercised, January through
  December 1996 ($0.04-$9.50 per share).....          --               --            343
Warrants exercised January through December
  1996 ($4.50-$12.00 per share).............          --               --          3,335
Issuance of common stock pursuant to
  settlement agreements.....................          --               --            164


                                                  COMMON STOCK        ADDITIONAL     COMMON
                                              --------------------     PAID-IN       STOCK      TREASURY      DEFERRED
                                                SHARES      AMOUNT     CAPITAL      WARRANTS     STOCK      COMPENSATION
                                              ----------    ------    ----------    --------    --------    ------------
Compensation expense related to stock
  options...................................          --      --             --          --         --            553
Unrealized gain on available-for-sale
  securities................................          --      --             --          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1996................  14,597,247      15         93,742         968        (11)        (1,949)
Warrants exercised February and March 1997
  ($8.00 per share).........................       3,499      --             28          (1)        --             --
Reversal of deferred compensation relating
  to forfeited stock options................          --      --           (578)         --         --            578
Issuance of common stock for services.......      22,278      --            130          --         --             --
Stock options exercised, January through
  December 1997 ($0.04-$5.50 per share).....     128,278      --            215          --         --             --
Stock purchased-employee stock purchase
  plan, June and December 1997 ($3.31 and
  $3.19 per share)..........................      21,392      --             69          --         --             --
Issuance of common stock pursuant to
  contingent stock agreement................     686,472      --          3,000          --         --             --
Compensation expense related to stock
  options...................................          --      --             --          --         --            464
Unrealized loss on securities
  available-for-sale........................          --      --             --          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1997................  15,459,166     $15       $ 96,606     $   967      $ (11)       $  (907)
Reversal of deferred compensation relating
  to forfeited stock options................          --      --            (28)         --         --             28
Issuance of common stock for services.......      23,494      --             76          --         --             --
Warrants expired June 1998..................          --      --            917        (917)        --             --
Stock options exercised, January through
  December 1998 ($0.04 - $0.68 per share)...      19,144      --              7          --         --             --
Issuance of shares through the employee
  stock purchase plan, June and December
  1998 ($3.35 and $1.70 per share)..........      39,516      --             99          --         --             --
Issuance of shares for cash November 1998
  ($3.58 per share).........................     837,989       1          2,977          --         --             --
Compensation expense related to stock
  options...................................          --      --             --          --         --            499
Unrealized gain on securities
  available-for-sale........................          --      --             --          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1998................  16,379,309     $16       $100,654     $    50      $ (11)       $  (380)
Reversal of deferred compensation relating
  to forfeited stock options................          --      --            (30)         --         --             30

                                               UNREALIZED        DEFICIT
                                               GAIN (LOSS)     ACCUMULATED
                                              ON SECURITIES      DURING           TOTAL
                                                AVAILABLE      DEVELOPMENT    STOCKHOLDERS'
                                                FOR SALE          STAGE          EQUITY
                                              -------------    -----------    -------------
Compensation expense related to stock
  options...................................          --               --            553
Unrealized gain on available-for-sale
  securities................................          41               --             41
Net loss....................................          --           (8,030)        (8,030)
                                                 -------        ---------       --------
Balance at December 31, 1996................         (75)         (52,213)        40,477
Warrants exercised February and March 1997
  ($8.00 per share).........................          --               --             27
Reversal of deferred compensation relating
  to forfeited stock options................          --               --             --
Issuance of common stock for services.......          --               --            130
Stock options exercised, January through
  December 1997 ($0.04-$5.50 per share).....          --               --            215
Stock purchased-employee stock purchase
  plan, June and December 1997 ($3.31 and
  $3.19 per share)..........................          --               --             69
Issuance of common stock pursuant to
  contingent stock agreement................          --               --          3,000
Compensation expense related to stock
  options...................................          --               --            464
Unrealized loss on securities
  available-for-sale........................         (12)              --            (12)
Net loss....................................          --          (16,991)       (16,991)
                                                 -------        ---------       --------
Balance at December 31, 1997................     $   (87)       $ (69,204)      $ 27,379
Reversal of deferred compensation relating
  to forfeited stock options................          --               --             --
Issuance of common stock for services.......          --               --             76
Warrants expired June 1998..................          --               --             --
Stock options exercised, January through
  December 1998 ($0.04 - $0.68 per share)...          --               --              7
Issuance of shares through the employee
  stock purchase plan, June and December
  1998 ($3.35 and $1.70 per share)..........          --               --             99
Issuance of shares for cash November 1998
  ($3.58 per share).........................          --               --          2,978
Compensation expense related to stock
  options...................................          --               --            499
Unrealized gain on securities
  available-for-sale........................         803               --            803
Net loss....................................          --          (18,231)       (18,231)
                                                 -------        ---------       --------
Balance at December 31, 1998................     $   716        $ (87,435)      $ 13,610
Reversal of deferred compensation relating
  to forfeited stock options................          --               --             --


                                                  COMMON STOCK        ADDITIONAL     COMMON
                                              --------------------     PAID-IN       STOCK      TREASURY      DEFERRED
                                                SHARES      AMOUNT     CAPITAL      WARRANTS     STOCK      COMPENSATION
                                              ----------    ------    ----------    --------    --------    ------------
Issuance of common stock for cash in
  secondary public offering February 1999
  ($2.1875 per share).......................   6,000,000       6         11,683          --         --             --
Issuance of common stock for services.......     162,116      --            475          --         --             --
Issuance of warrants to purchase 600,000
  shares of common stock....................          --      --           (758)        758         --             --
Issuance of warrants to purchase 50,000
  shares of common stock....................          --      --             --         150         --             --
Warrants expired December 1999..............          --      --             50         (50)        --             --
Stock options exercised, January through
  December 1999 ($0.22 - $4.75 per share)...     241,339       1            869          --         --             --
Issuance of shares through the employee
  stock purchase plan, June and December
  1999 ($1.65 and $2.66 per share)..........      71,023      --            141          --         --             --
Compensation expense related to stock
  options...................................          --      --            178          --         --            281
Unrealized gain on securities
  available-for-sale........................          --      --             --          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 1999................  22,853,782     $23       $113,262     $   908      $ (11)       $   (69)
Issuance of common stock for cash in
  secondary offering ($2.75 per share)......   2,932,574       3          7,303          --         --             --
Issuance of common stock for services.......      60,107      --            233          --         --             --
Issuance of warrants to purchase 1,127,524
  shares of common stock....................          --      --         (2,561)      2,561         --             --
Stock options exercised, January through
  December 2000 ($2.00 - $5.06 per share)...      71,620      --            280          --         --             --
Stock warrants exercised....................      14,422      --             73         (30)        --             --
Issuance of shares through the employee
  stock purchase plan, June and December
  2000 ($2.60 per share)....................      41,169      --            107          --         --             --
Compensation expense related to stock
  options...................................          --      --             --          --         --             69
Unrealized gain on securities
  available-for-sale........................          --      --             --          --         --             --
Realized gain on securities
  available-for-sale........................          --      --             --          --         --             --
Net loss....................................          --      --             --          --         --             --
                                              ----------     ---       --------     -------      -----        -------
Balance at December 31, 2000................  25,973,674     $26       $118,697     $ 3,439      $ (11)       $    --
                                              ==========     ===       ========     =======      =====        =======

                                               UNREALIZED        DEFICIT
                                               GAIN (LOSS)     ACCUMULATED
                                              ON SECURITIES      DURING           TOTAL
                                                AVAILABLE      DEVELOPMENT    STOCKHOLDERS'
                                                FOR SALE          STAGE          EQUITY
                                              -------------    -----------    -------------
Issuance of common stock for cash in
  secondary public offering February 1999
  ($2.1875 per share).......................          --               --         11,689
Issuance of common stock for services.......          --               --            475
Issuance of warrants to purchase 600,000
  shares of common stock....................          --               --             --
Issuance of warrants to purchase 50,000
  shares of common stock....................          --               --            150
Warrants expired December 1999..............          --               --             --
Stock options exercised, January through
  December 1999 ($0.22 - $4.75 per share)...          --               --            870
Issuance of shares through the employee
  stock purchase plan, June and December
  1999 ($1.65 and $2.66 per share)..........          --               --            141
Compensation expense related to stock
  options...................................          --               --            459
Unrealized gain on securities
  available-for-sale........................       1,431               --          1,431
Net loss....................................          --          (14,094)       (14,094)
                                                 -------        ---------       --------
Balance at December 31, 1999................     $ 2,147        $(101,529)      $ 14,731
Issuance of common stock for cash in
  secondary offering ($2.75 per share)......          --               --          7,306
Issuance of common stock for services.......          --               --            233
Issuance of warrants to purchase 1,127,524
  shares of common stock....................          --               --             --
Stock options exercised, January through
  December 2000 ($2.00 - $5.06 per share)...          --               --            280
Stock warrants exercised....................          --               --             43
Issuance of shares through the employee
  stock purchase plan, June and December
  2000 ($2.60 per share)....................          --               --            107
Compensation expense related to stock
  options...................................          --               --             69
Unrealized gain on securities
  available-for-sale........................         506               --            506
Realized gain on securities
  available-for-sale........................      (2,653)              --         (2,653)
Net loss....................................          --          (17,957)       (17,957)
                                                 -------        ---------       --------
Balance at December 31, 2000................     $    --        $(119,486)      $  2,665
                                                 =======        =========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (ALL AMOUNTS IN THOUSANDS)

                                                                                                PERIOD FROM
                                                                                                 INCEPTION
                                                                                                 (JUNE 13,
                                                                 YEARS ENDED DECEMBER 31,      1986) THROUGH
                                                              ------------------------------   DECEMBER 31,
                                                                1998       1999       2000         2000
                                                              --------   --------   --------   -------------
Cash flows from operating activities:
  Net loss..................................................  $(18,231)  $(14,094)  $(17,957)    $(119,486)
    Adjustments to reconcile net loss to net cash used in
      operating activities..................................
    Depreciation and amortization...........................       821        611        570         6,028
    Loss on disposal of assets..............................        --         --         --           200
  Compensation expense related to stock and stock options...       547      1,084        312         5,179
  Charge for purchase of in-process research and
    development.............................................        --         --         --        11,547
  Unrealized gain on investment.............................       803      1,431        506         2,653
  Realized gain on investment...............................        --         --     (2,653)       (2,653)
  Acquisition costs, net of cash received...................        --         --         --          (270)
  Loss in affiliate.........................................        --         --         --           500
  Accrued interest payable converted to stock...............        --         --         --            97
Changes in assets and liabilities:
  Increase (decrease) in prepaid expenses and other
    assets..................................................       214       (193)       337            69
  Decrease (increase) in accounts receivable................       (32)       132         --            --
  Increase (decrease) in accounts payable and accrued
    expenses................................................     3,673     (2,058)    (1,044)        3,029
  Increase in deferred revenue..............................        --         --      1,662         1,309
                                                              --------   --------   --------     ---------
  Net cash used in operating activities.....................   (12,205)   (13,087)   (18,267)      (91,798)
Cash flows from investing activities:
  Purchases of investments..................................   (42,809)   (11,111)    (1,567)     (262,928)
  Sales of investments......................................    61,682     11,439      9,470       267,842
  Purchase of furniture, equipment and leasehold
    improvements............................................    (1,958)      (377)      (401)       (6,857)
  Proceeds from sale of assets..............................         9         --          9            72
  Decrease in deposits......................................       490         --         --            --
  Investment in affiliate...................................        --         --         --          (500)
                                                              --------   --------   --------     ---------
  Net cash provided by (used in) investing activities.......    17,414        (49)     7,511        (2,371)
Cash flows from financing activities:
  Proceeds from notes payable...............................     1,369        927        182         7,150
  Repayment of notes payable and principal payments under
    capital lease obligations...............................      (353)      (301)      (426)       (3,538)
  Purchase of treasury stock................................        --         --         --           (11)
  Proceeds from issuance of stock...........................     3,084     12,700      7,726        98,822
                                                              --------   --------   --------     ---------
  Net cash provided by financing activities.................     4,100     13,326      7,482       102,423
                                                              --------   --------   --------     ---------
  Net increase (decrease) in cash and cash equivalents......     9,309        190     (3,274)        8,254
  Cash and cash equivalents at beginning of period..........     2,029     11,338     11,528            --
                                                              --------   --------   --------     ---------
Cash and cash equivalents at end of period..................  $ 11,338   $ 11,528   $  8,254     $   8,254
                                                              ========   ========   ========     =========
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest..................  $     81   $    273   $    391     $   1,530
Supplemental schedule of noncash financing activities:
  Conversion of notes payable and accrued interest to Common
    Stock...................................................  $     --   $     --   $     --     $   3,043

  The accompanying notes are an integral part of these consolidated financial statements.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     Aronex Pharmaceuticals, Inc. ("the Company", "Aronex Pharmaceuticals", "we", "us" or "our") was incorporated in Delaware on June 13, 1986 and merged with Triplex Pharmaceutical Corporation ("Triplex") and API Acquisition Company, Inc. ("API"), formerly Oncologix, Inc. effective September 11, 1995. In 1998, we formed a subsidiary, Aronex Europe Limited.

     Aronex Pharmaceuticals is a development-stage company that has devoted substantially all of its efforts to research and product development and has not yet generated any significant revenues, nor is there any assurance of future revenues. In addition, we expect to continue to incur losses for the foreseeable future, and there can be no assurance that we will successfully complete the transition from a development-stage company to successful operations. The development activities we engage in involve a high degree of risk and uncertainty. Our ability to successfully develop, manufacture and market our proprietary products is dependent upon many factors. These factors include, but are not limited to, the need for additional financing, attracting and retaining key personnel and consultants, and successfully developing manufacturing, sales and marketing operations. Our ability to develop these operations may be immensely impacted by uncertainties related to patents and proprietary technologies, technological change and obsolescence, product development, competition, government regulations and approvals, health care reform, third-party reimbursement and product liability exposure. Further, during the period required to develop these products, we will require additional funds which may not be available to us.

     We have operated as a development stage enterprise since our inception by devoting substantially all of our efforts to raising capital and performing research and development. In order to complete the development and other activities necessary to commercialize our products, additional financing will be required. We have not secured any commitments for any such additional financing.

     The majority of our clinical trials have reached the stage where we have completed patient enrollment in their current phase. At the current time, we are gathering clinical trial data for analysis. We anticipate reporting the data at appropriate scientific meetings. Before we initiate any new clinical trials, we will analyze each product's likelihood for approval, the cost of the proposed clinical trial, cash available at such time and the inherent risk profile. We anticipate these steps will assist us in maximizing shareholder value.

     In January 2001, we received a non-approval letter from the United States Food and Drug Administration (FDA) for our New Drug Application (NDA) amendment for ATRAGEN(R) for acute promyelocytic leukemia (APL). Following this event, we reduced expenditures in our research and development plans and activities. Additionally, we reduced the number of full-time employees in January 2001 from 77 to 29.

     We will continue to require substantial additional funds for our operations. At December 31, 2000, we had $9.1 million in cash, cash equivalents and investments. We believe that we can conserve our existing financial resources to satisfy our capital and operating requirements into the fourth quarter of 2001.

     The factors discussed above raise substantial doubt about our ability to continue as a going concern. We will, in all likelihood, need to further reduce our expenditures if we do not obtain additional financial resources by mid 2001. We retained Robertson Stephens, a San Francisco-based investment bank, to assist us in pursuing strategic alliances with companies in our industry. Also, we are actively pursuing other sources of financing. Sources of financing may not be available, or if available, will be dilutive or may have other adverse effect to the value of our shares. We may have to close operations and/or seek legal protection from our creditors. Accordingly, there can be no assurance of our future success. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. See "Business -- General" and

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

"Business -- Additional Business Risks" in the Company's Form 10-K for the year ended December 31, 2000.

2. ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Aronex Pharmaceuticals, Triplex, API and Aronex Europe Limited. All material intercompany transactions have been eliminated in consolidation.

  Cash, Cash Equivalents and Short- and Long-Term Investments

     Debt and equity securities that we have the intent and ability to hold to maturity are classified as "held to maturity" and reported at amortized cost. Debt and equity securities that are held for current resale are classified as "trading securities" and reported at fair value with unrealized gains and losses included in earnings. Debt and equity securities not classified as either "securities-held-to-maturity" or "trading securities" are classified as "securities-available-for-sale" and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

     Cash and cash equivalents include money market accounts and investments with an original maturity of less than three months. Long-term investments at December 31, 2000 are available for sale securities which are United States mortgage backed securities with maturity dates over the next 22 years that have an amortized cost of $821,000 which approximates fair market value and cost. We currently have no trading securities.

  Furniture, Equipment and Leasehold Improvements

     Furniture and equipment are carried at cost and depreciation is calculated on the straight-line method using a five-year estimated useful life. Leasehold improvements are amortized on the straight-line method over the shorter of the life of the lease or a five-year estimated useful life. Maintenance and repairs that do not improve or extend the life of assets are expensed as incurred. Expenditures which improve or extend the life of assets are capitalized.

     A summary of furniture, equipment and leasehold improvements is as follows (in thousands):

                                                              DECEMBER 31,
                                                           ------------------
                                                            1999       2000
                                                           -------    -------
Office furniture and equipment...........................  $ 1,136    $ 1,390
Laboratory equipment.....................................    3,460      3,499
Leasehold improvements...................................      883        876
                                                           -------    -------
                                                             5,479      5,765
Less accumulated depreciation and amortization...........   (3,450)    (3,914)
                                                           -------    -------
Furniture, equipment and leasehold improvements, net.....  $ 2,029    $ 1,851
                                                           =======    =======

     At December 31, 2000, the cost of all furniture, equipment and leasehold improvements pledged as collateral on notes payable totaled $1,916,000.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Revenue Recognition

     During 2000, we adopted United States Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101), which requires up-front, non-refundable license fees to be deferred and recognized over the performance period. Payments for services under research and development grants and contracts that are specifically tied to a separate earnings process are recognized as revenue as the services are performed. In situations where we receive payment in advance of the performance of services, such amounts are deferred and recognized as revenue as the related services are performed. Non-refundable fees, including payments for up-front licensing fees and milestones (collectively, "Non-refundable Fees"), are recognized as revenue based on the percentage of costs incurred to date, estimated costs to complete, and total Non-refundable Fees received. Prior to January 1, 2000, we had recognized revenue from Non-refundable Fees when we had no obligations to return the fees under any circumstances, and there were no additional contractual services to be provided or costs to be incurred by us in connection with the Non-refundable Fees.

     The cumulative effect of adopting SAB 101 at January 1, 2000 resulted in a one-time, non-cash charge of $4.5 million, with a corresponding increase to deferred revenue that will be recognized in future periods. The $4.5 million represents portions of 1998 and 1999 Non-refundable Fees from Abbott Laboratories in consideration for the exclusive worldwide rights to market and sell Nyotran(R). For the year ended December 31, 2000, we recognized $2.8 million of research and development grants and contracts revenue that was included in the cumulative effect adjustment as of January 1, 2000. The balance of the deferred revenue from this adjustment, $1.7 million, will be recognized in the future as we incur costs relating to obtaining approval for Nyotran(R) from the FDA.

     Prior period financial statements have not been restated to apply SAB 101 retroactively; however, the pro forma amounts included in the consolidated statements of operations show the net loss and per share net loss assuming we had retroactively applied SAB 101 to all prior periods.

  Research and Development

     Costs incurred in connection with research and development activities are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects as well as fees paid to various entities that perform certain research on our behalf.

  Comprehensive Loss

     SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and displaying comprehensive loss and its components in an entity's financial statements, and is effective for fiscal years beginning after December 15, 1997. Comprehensive loss is the total of net loss and all other non-owner changes in equity, which for the Company includes unrealized gains and losses on securities available for sale. A reconciliation of reported net loss to comprehensive loss is included in the consolidated statements of comprehensive loss.

  Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Reclassification

     Certain reclassifications have been made to the prior year's financial statements to be consistent with the presentation in the current year.

3. INVESTMENT IN AFFILIATE

     In April 1994, we invested in and entered into a drug development agreement with RGene Therapeutics, Inc. ("RGene"). We purchased $500,000 of RGene's preferred stock, which was recorded in the financial statements as investment in affiliate. The original investment was written off as RGene incurred losses. This resulted in a zero basis when RGene was acquired by Targeted Genetics Corporation, a publicly traded company, in June 1996.

     We received 440,520 shares of Targeted Genetics common stock from the acquisition of RGene in June 1996 and an additional 104,496 shares upon the achievement of certain milestones in October 1998. The Company recorded the shares at zero value in the financial statements until 1998 when they were recorded at their fair market value of $716,000. As a result, an unrealized gain of $2,147,000 is reflected on the Company's balance sheet at December 31, 1999. In January 2000, we sold all of our shares of Targeted Genetics and realized a gain of $2,653,000.

4. NOTES PAYABLE

     In May 1998, we entered into a master loan agreement for the financing of furniture, office equipment and laboratory equipment acquisitions. Each loan is collateralized by the furniture and equipment and is payable in 60 monthly installments. In June 1998 and February 1999, we borrowed $1,369,000 and $547,000, respectively, through this agreement bearing interest at 12%. In May 1999, a $2.0 million advance from Genzyme Corporation ("Genzyme") and $500,000 in minimum royalties relating to ATRAGEN(R) due to Genzyme were converted into a $2.5 million convertible note payable to Genzyme. This note bears interest at 10% per annum with interest payable semi-annually, and the principal is due May 21, 2002. This note can be converted into common stock of the Company at $4.35 per share at Genzyme's option (See note 8). Future principal payments under these loan agreements at December 31, 2000 are as follows:

YEAR ENDING
DECEMBER 31,                                      NOTE PAYABLE
------------                                      ------------
2001..........................................     $  459,000
2002..........................................      2,867,000
2003..........................................        275,000
2004..........................................         12,000
                                                   ----------
Total.........................................     $3,613,000
                                                   ==========

5. STOCKHOLDERS' EQUITY

  Common Stock Warrants

     At December 31, 2000, we had warrants outstanding, relating to a certain financing transaction to purchase 2,944 shares of common stock at an exercise price of $12.00 per share. The warrants expired in March 2001.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 2000, we had warrants outstanding, relating to our February 1999 common stock offering to purchase 596,772 shares of common stock at a price of $3.28 per share. These warrants expire in February 2004.

     At December 31, 2000, we had warrants outstanding relating to our 1999 financing with Genzyme to purchase 50,000 shares of common stock at an exercise price of $4.00 per share. These warrants expire in May 2004.

     In connection with our April 2000 common stock offering, we issued warrants to purchase 977,524 shares of common stock at a price of $3.00 per share. At December 31, 2000, 965,403 of these warrants are outstanding, and they expire in April 2005. In addition, we issued to a placement agent warrants to purchase 150,000 shares of common stock at an exercise price of $3.25 per share. At December 31, 2000, all of these warrants are outstanding, and they expire in April 2007. The fair value of the warrants issued, $2,561,000, has been recorded in the accompanying financial statements. This amount has been estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: a risk free interest rate of 5.6% with no expected dividends, expected lives of five and seven years and expected volatility of 92%.

  Financing Agreement

     In November 2000, we entered into an agreement with Acqua Wellington North American Equity Fund Ltd. for an equity financing agreement covering the sale of up to $24 million of our common stock over a 28-month period ending in March 2003. We have not raised any funds under this agreement. In order to raise any funds under this agreement, we must maintain a minimum stock price and maximum market capitalization. At the present time, we do not meet these requirements and do not expect to meet these requirements in the near future.

6. STOCK OPTION PLANS

     In 1989, our stockholders approved the 1989 Stock Option Plan (the "Plan"). The Plan, as amended in 1992 and in May 1997, authorized the issuance of options through December 31, 1999. The term of each option ranges from five to seven years from the date of grant. The Plan expired at December 31, 1999 and has not been extended. Options granted under the Plan continue to be outstanding and expire at various dates through 2006.

     A summary of stock option activity for the Plan follows:

                                                    OPTIONS           PRICE
                                                  OUTSTANDING       PER SHARE
                                                  -----------    ---------------
Balance at December 31, 1997....................   1,960,717     $0.04 to $14.88
  Granted.......................................     336,114     $2.06 to $ 4.63
  Exercised.....................................     (42,638)    $0.04 to $ 0.68
  Forfeited.....................................    (228,946)    $3.88 to $14.88
                                                   ---------     ---------------
Balance at December 31, 1998....................   2,025,247     $0.04 to $14.88
  Granted.......................................     404,605     $1.94 to $ 5.81
  Exercised.....................................    (317,433)    $0.22 to $ 4.75
  Forfeited.....................................    (396,944)    $0.04 to $14.88
                                                   ---------     ---------------
Balance at December 31, 1999....................   1,715,475     $0.16 to $11.50
  Exercised.....................................     (64,120)    $2.38 to $ 5.06
  Forfeited.....................................    (361,948)    $2.38 to $11.50
                                                   ---------     ---------------

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                    OPTIONS           PRICE
                                                  OUTSTANDING       PER SHARE
                                                  -----------    ---------------
Balance at December 31, 2000....................   1,289,407     $0.16 to $11.50
                                                   =========     ===============
Exercisable at December 31, 2000................   1,024,783     $0.16 to $11.50
                                                   =========     ===============

     In June 1998, our stockholders approved the 1998 Stock Option Plan (the "1998 Plan"). This plan authorizes the issuance of options to purchase up to 750,000 shares of common stock. Shares issued under the 1998 Plan expire 10 years from the date of issuance. In 1998, options to purchase 370,000 shares of common stock were issued to employees, and 320,000 of these shares will vest at the earlier of various dates based on the achievement of corporate and personal goals as determined by the Board of Directors' compensation committee and the achievement of specific common stock price targets or nine years and ten months from the date of grant. At December 31, 2000, 28,243 shares were available for future grant under the Plan. In January 2001, the Board of Directors amended and restated 1998 Plan authorizing the issuance of options covering the greater of
(i) 2,600,000 shares of common stock or (ii) 10% of the shares of common stock outstanding on the last day of the preceding fiscal quarter, among other changes.

     A summary of stock option activity for the 1998 Plan follows:

                                                     OPTIONS          PRICE
                                                   OUTSTANDING      PER SHARE
                                                   -----------    --------------
Balance at December 31, 1997.....................         --      $           --
  Granted........................................    370,000      $2.44 to $3.88
                                                    --------      --------------
Balance at December 31, 1998.....................    370,000      $2.44 to $3.88
  Granted........................................    230,000      $         3.63
  Exercised......................................    (58,800)     $2.44 to $3.88
  Forfeited......................................   (143,200)     $         3.88
                                                    --------      --------------
Balance at December 31, 1999.....................    398,000      $3.63 to $3.88
  Granted........................................    281,807      $2.63 to $5.31
  Exercised......................................    (60,107)(i)  $           --
  Forfeited......................................    (16,850)     $3.00 to $3.38
                                                    --------      --------------
Balance at December 31, 2000.....................    602,850      $2.63 to $4.06
                                                    ========      ==============
Exercisable at December 31, 2000.................    130,450      $3.63 to $3.88
                                                    ========      ==============

---------------
(i) Represents stock issued at fair market value for services under consulting agreements.

     During 1993, we adopted the 1993 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan, as amended effective in May 1997, authorizes the issuance of options to purchase up to 600,000 shares of common stock. In January 2001, the Board of Directors amended the Director Plan to increase the number of shares of our common stock underlying options that may be granted under the Director Plan to 1,200,000 from 600,000. Shares issued under the Director Plan expire ten years from the date of issuance. The Director Plan allows for the issuance of two types of grants: Formula Grants and Discretionary Grants. Formula Grants are fully-vested when issued and are issued at a price equal to the fair market value of our stock at the date of issuance. The following Formula Grants are issued under the Director Plan: (1) options to purchase 25,000 shares of common stock to each Non-Employee Director upon first being elected to the Board of Directors and (2) options to purchase 7,500 shares of common stock annually to each Non-Employee Director who has served as a director for at least six months. The annual Formula Grants for 2000 were not granted until January 2001 because insufficient shares were

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

available on December 31, 2000. The expense associated with these annual Formula Grants for 2000 has been recorded in the December 31, 2000 financial statements. Discretionary Grants may be issued by the compensation committee of the Board of Directors and may be issued at less than the fair market value of our stock. In 2000, Discretionary Grants to purchase a total of 80,000 shares of common stock were issued to two Non-Employee Directors. These options vest over four years and were issued at the fair market value of our common stock at the date of grant. At December 31, 2000, 7,500 shares were available for future grant under the Plan.

     A summary of stock option activity for the Director Plan follows:

                                                      OPTIONS           PRICE
                                                    OUTSTANDING       PER SHARE
                                                    -----------    ---------------
Balance at December 31, 1997......................    367,500      $4.25 to $11.00
  Granted.........................................     62,500      $2.00 to $ 2.53
                                                      -------      ---------------
Balance at December 31, 1998......................    430,000      $2.00 to $11.00
  Granted.........................................    102,500      $2.97 to $ 3.13
  Forfeited.......................................    (32,500)     $5.50 to $ 9.38
                                                      -------      ---------------
Balance at December 31, 1999......................    500,000      $2.00 to $11.00
  Granted.........................................     80,000      $2.81 to $ 4.75
  Exercised.......................................     (7,500)     $          2.00
                                                      -------      ---------------
Balance at December 31, 2000......................    572,500      $2.00 to $11.00
                                                      =======      ===============
Exercisable at December 31, 2000..................    513,167      $2.00 to $11.00
                                                      =======      ===============

     We recorded deferred compensation for the difference between the grant price and the fair market value of the stock for financial statement presentation purposes related to options. At December 31, 2000, all of this compensation had been amortized to expense over the vesting periods of the options. In 1998, 1999 and 2000, $499,000, $281,000 and $69,000, respectively, in related expense was recorded.

     We account for these plans under APB Opinion No. 25, under which compensation expense is recorded. Had compensation cost for these plans been determined consistent with FASB Statement No. 123 ("SFAS 123"), our net loss per share would have been increased to the following pro forma amounts:

                                                     YEAR ENDED DECEMBER 31,
                                           --------------------------------------------
                                               1998            1999            2000
                                           ------------    ------------    ------------
Net Loss:
  As reported............................  $(18,231,000)   $(14,094,000)   $(17,957,000)
                                           ============    ============    ============
  Pro forma..............................  $(19,598,000)   $(15,567,000)   $(18,812,000)
                                           ============    ============    ============
Loss Per Share (basic and diluted):
  As reported............................  $      (1.17)   $      (0.65)   $      (0.72)
                                           ============    ============    ============
  Pro forma..............................  $      (1.26)   $      (0.72)   $      (0.75)
                                           ============    ============    ============

     Because the SFAS 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation may not be representative of that to be expected in future years. The fair value of each option grant is estimated on the date of grant using the Black-Scholes options pricing model with the following weighted-average assumptions used for grants in 1998, 1999 and

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

2000, respectively: risk-free interest rates of 5.2%, 5.6% and 6.2%, with no expected dividends, expected lives of five years, 3.5 years and four years and expected volatility of 113%, 92% and 97%.

     A summary of the status of our three stock option plans as of December 31, 1998, 1999 and 2000 and charges during the years ending on those dates is presented below:

                                            1998                    1999                    2000
                                    ---------------------   ---------------------   ---------------------
                                                WEIGHTED-               WEIGHTED-               WEIGHTED-
                                                 AVERAGE                 AVERAGE                 AVERAGE
                                                EXERCISE                EXERCISE                EXERCISE
FIXED OPTIONS                        SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
-------------                       ---------   ---------   ---------   ---------   ---------   ---------
Balance at beginning of year......  2,328,217     $5.37     2,825,247     $4.96     2,613,475     $4.69
  Granted.........................    768,614     $3.52       737,105     $3.30       361,807     $3.35
  Exercised.......................    (42,638)    $0.39      (376,233)    $3.27      (131,727)    $3.85
  Forfeited.......................   (228,946)    $5.27      (572,644)    $5.15      (378,798)    $5.95
                                    ---------               ---------               ---------
Balance at end of year............  2,825,247     $4.96     2,613,475     $4.69     2,464,757     $4.35
                                    =========               =========               =========
  Options exercisable at year
     end..........................  1,917,151     $5.40     1,654,649     $5.08     1,668,400     $4.70
                                    =========               =========               =========
  Weighted-average fair value of
     options granted during the
     year.........................      $2.68                   $2.24                   $2.36

     The following table summarizes information about stock options outstanding at December 31, 2000:

                                  OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                 -----------------------------------------------------   ----------------------------------
                      NUMBER         WEIGHTED-AVERAGE     WEIGHTED-           NUMBER           WEIGHTED-
RANGE OF          OUTSTANDING AT        REMAINING          AVERAGE        EXERCISABLE AT        AVERAGE
EXERCISE PRICES  DECEMBER 31, 2000   CONTRACTUAL LIFE   EXERCISE PRICE   DECEMBER 31, 2000   EXERCISE PRICE
---------------  -----------------   ----------------   --------------   -----------------   --------------
$0.16 - $ 3.00         395,253             5.5              $2.62              158,870           $2.39
$3.01 - $ 7.00       1,878,710             4.4              $4.31            1,318,845           $4.46
$7.01 - $11.50         190,794             3.8              $8.30              190,685           $8.30
                     ---------                                               ---------
                     2,464,757                                               1,668,400
                     =========                                               =========

     In addition to the stock option plans in 1997, we issued 100,000 stock options to a former consultant. These options are vested, have an exercise price of $7.00 per share and expire in May 2002.

7. FEDERAL INCOME TAXES

     We recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized differently in the financial statements and tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates and laws in effect in the years in which the differences are expected to reverse. Deferred tax assets are evaluated for realization based on a more-likely-than-not criteria in determining if a valuation allowance should be provided.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A reconciliation of the statutory federal income tax rate to our effective income tax rate for the periods ended December 31, 1998, 1999 and 2000 is as follows:

                                                              1998     1999     2000
                                                              -----    -----    -----
Statutory rate..............................................  (34.0)%  (34.0)%  (34.0)%
Cumulative effect of accounting change not deductible.......    0.0%     0.0%     3.1%
Equity in loss of foreign subsidiary not deductible.........    0.0%     2.2%     0.8%
Deductible stock option compensation........................    0.0%    (0.4)%    0.0%
Other.......................................................    0.9%     0.1%     0.2%
Adjustment due to deferred tax valuation allowance..........   33.1%    32.1%    29.9%
                                                              =====    =====    =====
                                                                0.0%     0.0%     0.0%
                                                              =====    =====    =====

     Significant components of our net deferred tax asset at December 31, 1999 and 2000 are as follows:

                                                       1999           2000
                                                    -----------    -----------
Deferred tax assets relating to:
  Federal net operating loss carryforwards........  $39,023,000    $44,386,000
  Financial statement depreciation and
     amortization in excess of amount deductible
     for income tax purposes......................      240,400        241,300
  Accrued liabilities not currently deductible for
     income tax purposes..........................      748,000        748,000
  Equity in loss of affiliate not currently
     deductible for income tax purposes...........      170,000        170,000
  Other items, net................................      (34,300)       (37,600)
                                                    -----------    -----------
Total deferred items, net.........................   40,147,100     45,507,700
Deferred tax valuation allowance..................  (40,147,100)   (45,507,700)
                                                    -----------    -----------
Net deferred tax asset............................  $        --    $        --
                                                    ===========    ===========

     At December 31, 2000, we had net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $130.6 million. The Tax Reform Act of 1986 provided a limitation on the use of NOL and tax credit carryforwards following certain ownership changes that could limit our ability to utilize these NOLs and tax credits. Accordingly, our ability to utilize the above NOL and tax credit carryforwards to reduce future taxable income and tax liabilities may be limited. As a result of the merger with Triplex and API in 1995, a change in control as defined by federal income tax law occurred, causing the use of these carryforwards to be limited and possibly eliminated. Additionally, because United States tax laws limit the time during which NOLs and the tax credit carryforwards may be applied against future taxable income and tax liabilities, we may not be able to take full advantage of our NOLs and tax credit carryforwards for federal income tax purposes. The carryforwards will begin to expire in 2001 if not otherwise used. Due to the possibility of not reaching a level of profitability that will allow for the utilization of our deferred tax assets, a valuation allowance has been established to offset these tax assets. The valuation allowance increased $8,108,400, $3,401,700 and $5,360,600 for the years ended December 31, 1998, 1999 and 2000, respectively. These increases were primarily due to our losses from operations for such periods and the valuation allowance for the net operating loss carryforwards acquired in the 1995 mergers with Triplex and API. We have not made any federal income tax payments since inception.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8. LICENSE, RESEARCH AND DEVELOPMENT AGREEMENTS

     We have two exclusive license agreements with The University of Texas M.D. Anderson Cancer Center ("M.D. Anderson") that may be terminated in the event of a material breach of the terms of the agreement or for failure to convert the licensed subject matter to a commercial form. However, management believes our ongoing development efforts currently satisfy this obligation to commercialize.

     The license agreements require us to pay royalties for licensed patent products or processes based on net sales percentages. We must also pay M.D. Anderson $200,000 for each FDA-approved product resulting from certain licensed research tasks. No royalties have been paid to date since we have had no sales.

     For the years ended December 31, 1998, 1999 and 2000, we paid M.D. Anderson $23,000, $157,000 and $23,000, respectively, for research performed on our behalf.

     In 1993, we entered into a non-exclusive license agreement with a pharmaceutical company to use a patented process in the manufacture, use and sale of certain of our products with an initial fee of $30,000. Annual royalty payments by us are to be computed as a percentage of sales, as defined in the agreement. The royalty payments shall not exceed $1 million in a calendar year and expire upon expiration of the licensed patents.

     In 1993, we entered into a license and development agreement with Genzyme to develop and commercialize ATRAGEN(R). In September 1996, Genzyme advanced us $2.0 million. Early in 1997, the Company amended the agreement through which (1) we released Genzyme from any further obligation to perform development work for ATRAGEN(R) and (2) the license granted to Genzyme under the agreement was converted to an option to acquire the right to market and sell ATRAGEN(R) worldwide.

     In March 1999, Genzyme notified us that they did not intend to exercise their option to acquire the right to market and sell ATRAGEN(R) worldwide. As a result of the election, we have regained full marketing rights to ATRAGEN(R) on a worldwide basis and we were obligated to repay Genzyme the $2.0 million advance by May 21, 1999 and pay product royalties, including $500,000 in minimum royalties by April 24, 2000. In May 1999, the $2.0 million advance from Genzyme and the $500,000 in minimum royalties were converted into a $2.5 million convertible note payable to Genzyme, which has a maturity date in May 2002. This note can be converted into our common stock at $4.35 per share at Genzyme's option. In connection with this financing, we issued Genzyme warrants to purchase 50,000 shares of common stock at an exercise price of $4.00 per share. These warrants are exercisable until May 21, 2004. The fair value of the warrants, $150,000, has been recorded in the accompanying financial statements. This amount has been estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: a risk free interest rate of 5.2% with an expected life of five years and expected volatility of 114%.

     In 1996, we entered into a license agreement with Boehringer Mannheim GmbH (subsequently acquired by F. Hoffman-LaRoche Ltd. ("Roche")) to develop and commercialize one of our products, AR209. Under the agreement, Roche was responsible for funding the costs of all remaining preclinical and clinical development of AR209 and for manufacturing the product. Roche paid us $150,000 in license fees in connection with this agreement in 1997 and agreed to pay minimum annual license fees of $100,000 during the term of the agreement. The agreement was terminated without cause by Roche in September 1998, as a result of which all rights to AR209 have reverted to us.

     On November 12, 1998, we entered into a license agreement with Abbott for Nyotran(R). The license agreement provides Abbott with exclusive worldwide rights to market and sell Nyotran(R), subject to rights previously granted to Grupo Ferrer Internacional, S.A. in Spain and Portugal and certain co-promotion

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

rights retained by us in the United States and Canada. Under the license agreement, Abbott has paid us up-front payments, development milestones and development payments. Abbott purchased 837,989 shares of our common stock for $3.0 million under a related stock purchase agreement on November 30, 1998. Abbott has provided funding for the clinical development of Nyotran(R) and will make subsequent milestone payments if specified sales targets are achieved. Abbott will also pay to us escalating royalties on all product sales of Nyotran(R).

     In December 2000, we entered into a license agreement with Sumitomo Pharmaceuticals Co., Ltd. that gives us the exclusive right in the United States to a particular class of DACH platinum compounds. Aroplatin(TM), one of our products in clinical development, is a liposomal formulation of a novel platinum compound from this class of drugs. Under this agreement, Sumitomo Pharmaceuticals received a $500,000 up-front payment from us in 2001, (such amount was expensed in the 2000 financial statements) and will receive subsequent milestone payments based on regulatory filings, approval and sales of Aroplatin(TM), and royalties on the sales of Aroplatin(TM) in the United States. Except for the treatment of hepatoma, the license agreement gives us the exclusive right to make, use, develop, import and sell Aroplatin(TM) in the United States.

9. COMMITMENTS AND CONTINGENCIES

     We lease laboratory and office space under operating leases and certain office equipment on a short-term basis. Under a current building lease, we have committed to lease 30,000 square feet for ten years beginning in January 1998. Rental expense relating to these leases was approximately $667,000, $756,000, and $713,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

     Future minimum noncancellable payments under operating leases at December 31, 2000 are as follows:

YEAR ENDING
DECEMBER 31,                                         AMOUNT
------------                                       ----------
2001.............................................  $  713,000
2002.............................................     710,000
2003.............................................     707,000
2004.............................................     692,000
2005.............................................     676,000
Thereafter.......................................   1,379,000
                                                   ----------
Total............................................  $4,877,000
                                                   ==========

     We are subject to numerous risks and uncertainties because of the nature of and status of our operations. We maintain insurance coverage for events and in amounts that we deem appropriate. Management believes that uninsured losses, if any, will not be materially adverse to our financial position or results of operations.

  Litigation

     In the normal course of doing business, we occasionally become a party to litigation. It the opinion of management, pending or threatened litigation involving the Company will not have a material adverse material effect on our financial condition.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10. RELATED PARTY TRANSACTIONS AND EMPLOYMENT AGREEMENTS

     We entered into employment agreements with our chief executive officer and key employees that have initial termination dates ranging from 2001 to 2002. These agreements are thereafter automatically renewed for successive periods of 12 to 18 months unless terminated by either party. Such agreements provide that in the case of termination without cause by the Company or termination by the employee for good reason, the officers are entitled to payments ranging from 100 to 250% of their annual salaries. Additionally, one officer has an outstanding loan with Aronex Pharmaceuticals with a balance of approximately $10,000 at December 31, 2000. This loan will be repaid over the next two years. Current annual salaries relating to these agreements total $1.2 million at December 31, 2000.

     In February 1998, we amended a consulting agreement with our chief scientific advisor for a three-year period ending December 31, 2000, whereby we were committed to pay consulting fees of $156,000 per year through December 31, 2000. One-half of the amount was paid in cash and one-half was paid in our common stock. We paid cash of $78,000 for the years ended December 31, 1998, 1999 and 2000, respectively, and issued 18,352, 40,248 and 21,584 shares of our common stock in 1998, 1999 and 2000, respectively, pursuant to this agreement. In December 2000, this agreement was renewed for an additional 12-month period.

11. 401(k) PLAN

     We maintain a retirement savings plan, effective as amended on January 1, 1991, in which any of our employees who has completed one month of employment may elect to participate. The plan is an individual account plan providing for deferred compensation as described in Section 401(k) of the United States Internal Revenue Service Code and is subject to, and intended to comply with, the Employee Retirement Income Security Act of 1974, as amended. Each eligible employee is permitted to contribute up to 20% of his/her annual salary up to the applicable statutory maximum prescribed in the Code. We may, in our discretion, contribute an amount equal to the employee's contribution, but our contribution may not exceed an amount equal to 6% of the employee's compensation. A participant is 50% vested in the accrued benefits derived from our contributions after completion of one year of employment following his/her election to participate in the plan, and 100% vested in such contributions after completion of two years of employment following such election. Participants may receive hardship loans under the terms of the plan. The plan provides for distributions in the event a participant dies, reaches the age of 65, becomes disabled or terminates his/her employment prior to the age of 65. Aronex Pharmaceuticals made contributions of approximately $56,500, $65,200 and $64,300 under the 401(k) plan for the years ended December 31, 1998, 1999 and 2000, respectively.

12. EMPLOYEE STOCK PURCHASE PLAN

     In December 1996, the Board of Directors adopted the 1997 Employee Stock Purchase Plan and reserved 250,000 shares of common stock for issuance thereunder. The plan permits employees to purchase common stock through payroll deductions of up to 15% of their compensation subject to limitations as defined by the Internal Revenue Service. Purchases of common stock are made at the lower of 85% of fair market value at the beginning or end of each six-month offering period. In 1998, 39,516 shares were purchased by employees at $3.35 and $1.70 per share. In 1999, 71,023 shares were purchases by employees at $1.65 and $2.66 per share. In 2000, 41,169 shares were purchased by employees at $2.60 per share.

13. SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Effective January 1, 2000, we changed our method of accounting for revenue recognition to conform with the guidance provided by SAB 101 (See Note 2). The cumulative effect of adopting SAB 101 at

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

January 1, 2000 resulted in a one-time, non-cash charge of $4.5 million, with a corresponding increase to deferred revenue that will be recognized in future periods. The $4.5 million represents portions of 1998 and 1999 payments received from Abbott Laboratories in consideration for the exclusive worldwide rights to market and sell Nyotran(R). For the year ended December 31, 2000, we recognized $2.8 million of research and development grants and contracts revenue that was included in the cumulative effect adjustment as of January 1, 2000.

     Summarized quarterly financial data for the years ended December 31, 2000 and 1999 are displayed in the following tables:

                                                                  FIRST QUARTER ENDED
                                                                     MARCH 31, 2000
                                                              ----------------------------
                                                              AS PREVIOUSLY
                                                                REPORTED       AS RESTATED
                                                              -------------    -----------
                                                                      (UNAUDITED)
Total revenues..............................................     $   300         $ 1,451
                                                                 =======         =======
Operating loss..............................................     $(6,199)        $(5,048)
                                                                 =======         =======
Other income, net...........................................     $ 2,747         $ 2,747
                                                                 =======         =======
Net loss before cumulative effect of change in accounting
  principle.................................................     $(3,452)        $(2,301)
Cumulative effect of change in accounting principle.........          --          (4,455)
                                                                 -------         -------
Net loss....................................................     $(3,452)        $(6,756)
                                                                 =======         =======
Net loss per share, basic and diluted:
Net loss before cumulative effect of change in accounting
  principle.................................................     $ (0.15)        $ (0.10)
Cumulative effect of change in accounting principle.........          --           (0.19)
                                                                 -------         -------
Net loss per share..........................................     $ (0.15)        $ (0.29)
                                                                 =======         =======

                                     SECOND QUARTER ENDED           THIRD QUARTER ENDED
                                         JUNE 30, 2000              SEPTEMBER 30, 2000
                                  ---------------------------   ---------------------------
                                  AS PREVIOUSLY                 AS PREVIOUSLY                 FOURTH QUARTER ENDED
                                    REPORTED      AS RESTATED     REPORTED      AS RESTATED    DECEMBER 31, 2000
                                  -------------   -----------   -------------   -----------   --------------------
                                                                    (UNAUDITED)
Total revenues..................     $    --        $   587        $    26        $   711           $   470
Operating loss..................     $(4,636)       $(4,049)       $(4,270)       $(3,585)          $(3,951)
Other income, net...............     $   170        $   170        $   139        $   139           $    75
Net loss........................     $(4,466)       $(3,879)       $(4,131)       $(3,446)          $(3,876)
Net loss per share, basic and
  diluted.......................     $ (0.18)       $ (0.16)       $ (0.16)       $ (0.13)          $ (0.15)

                             FIRST QUARTER ENDED   SECOND QUARTER ENDED   THIRD QUARTER ENDED   FOURTH QUARTER ENDED
                               MARCH 31, 1999         JUNE 30, 1999       SEPTEMBER 30, 1999     DECEMBER 31, 1999
                             -------------------   --------------------   -------------------   --------------------
                                                                   (UNAUDITED)
Total revenues.............        $ 3,282               $ 6,591                $   854               $   325
Operating income (loss)....        $(3,437)              $   954                $(5,595)              $(7,016)
Other income, net..........        $   262               $   315                $   196               $   227
Net income (loss)..........        $(3,175)              $ 1,269                $(5,399)              $(6,789)
Net income (loss) per
  share, basic and
  diluted..................        $ (0.17)              $  0.06                $ (0.24)              $ (0.30)
Pro forma amounts assuming
  the accounting change is
  applied retroactively:
Net loss...................        $(4,353)              $(1,205)               $(3,757)              $(4,361)
Net loss per share,basic
  and diluted..............        $ (0.23)              $ (0.05)               $ (0.17)              $ (0.19)

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                 (ALL AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                               MARCH 31,
                                                              DECEMBER 31,       2001
                                                                  2000        (UNAUDITED)
                                                              ------------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   8,254       $   4,485
  Prepaid expenses and other assets.........................         116             246
                                                               ---------       ---------
          Total current assets..............................       8,370           4,731
Long-term investments.......................................         821             773
Furniture, equipment and leasehold improvements, net of
  accumulated depreciation of $3,914 and $4,020,
  respectively..............................................       1,851           1,679
                                                               ---------       ---------
          Total assets......................................   $  11,042       $   7,183
                                                               =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................   $   2,789       $   2,011
  Accrued payroll...........................................         313             505
  Current portion of notes payable..........................         459             424
  Current portion of deferred revenue.......................       1,196           1,196
                                                               ---------       ---------
          Total current liabilities.........................       4,757           4,136
Long-term liabilities:
  Notes payable, net of current portion.....................       3,154           3,071
  Deferred revenue, net of current portion..................         466             374
                                                               ---------       ---------
          Total long-term liabilities.......................       3,620           3,445
Commitments and contingencies
Stockholders' equity (deficit):
  Preferred stock $.001 par value, 5,000,000 shares
     authorized, none issued and outstanding................          --              --
  Common stock $.001 par value, 40,000,000 shares
     authorized, 25,973,674 and 25,973,843 shares issued and
     outstanding, respectively..............................          26              26
  Additional paid-in capital................................     118,697         118,697
  Common Stock warrants.....................................       3,439           3,439
  Treasury stock............................................         (11)            (11)
  Deficit accumulated during development stage..............    (119,486)       (122,549)
                                                               ---------       ---------
          Total stockholders' equity (deficit)..............       2,665            (398)
                                                               ---------       ---------
          Total liabilities and stockholders' equity
            (deficit).......................................   $  11,042       $   7,183
                                                               =========       =========

  The accompanying notes are an integral part of these consolidated financial statements.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             (ALL AMOUNTS IN THOUSANDS, EXCEPT LOSS PER SHARE DATA)
                                  (UNAUDITED)

                                                                                    PERIOD FROM
                                                                                     INCEPTION
                                                             THREE MONTHS ENDED      (JUNE 13,
                                                                 MARCH 31,         1986) THROUGH
                                                             ------------------      MARCH 31,
                                                              2000       2001          2001
                                                             -------    -------    -------------
Revenues:
  Research and development grants and contracts............  $ 1,451    $    92      $  26,150
                                                             -------    -------      ---------
          Total revenues...................................    1,451         92         26,150
                                                             -------    -------      ---------
Expenses:
  Research and development.................................    5,800      2,090        116,123
  Purchase of in-process research and development..........       --         --         11,625
  General and administrative...............................      699      1,009         26,060
                                                             -------    -------      ---------
          Total expenses...................................    6,499      3,099        153,808
                                                             -------    -------      ---------
Operating loss.............................................   (5,048)    (3,007)      (127,658)
                                                             -------    -------      ---------
Other income (expense):
  Interest income..........................................      221        106          9,208
  Gain on sale of investments..............................    2,653         --          2,653
  Interest expense and other...............................     (127)      (162)        (2,297)
                                                             -------    -------      ---------
Other income (expense), net................................    2,747        (56)         9,564
Net loss before cumulative effect of change in accounting
  principle................................................   (2,301)    (3,063)      (118,094)
  Cumulative effect of change in accounting principle......   (4,455)        --         (4,455)
                                                             -------    -------      ---------
Net loss...................................................  $(6,756)   $(3,063)     $(122,549)
                                                             =======    =======      =========
Net loss per share before cumulative effect of change in
  accounting principle.....................................  $ (0.10)   $ (0.12)
  Cumulative effect of change in accounting principle......    (0.19)        --
                                                             -------    -------
Basic and diluted loss per share...........................  $ (0.29)   $ (0.12)
                                                             =======    =======
Weighted average shares used in computing basic and diluted
  loss per share...........................................   22,881     25,974

  The accompanying notes are an integral part of these consolidated financial statements.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
             (ALL AMOUNTS IN THOUSANDS, EXCEPT LOSS PER SHARE DATA)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               2000       2001
                                                              -------    -------
Comprehensive income:
  Net loss..................................................  $(6,756)   $(3,063)
  Unrealized gain...........................................    2,147         --
  Realized gain.............................................   (2,653)        --
                                                              -------    -------
          Comprehensive income..............................  $(7,262)   $(3,063)
                                                              =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (ALL AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                     PERIOD FROM
                                                                                      INCEPTION
                                                              THREE MONTHS ENDED   (JUNE 13, 1986)
                                                                  MARCH 31,            THROUGH
                                                              ------------------      MARCH 31,
                                                                2000      2001          2001
                                                              --------   -------   ---------------
Cash flows from operating activities:
  Net loss..................................................  $ (6,756)  $(3,063)     $(122,549)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................       149       132          6,160
     Loss on disposal of assets.............................        --        40            240
     Compensation expense related to stock and stock
       options..............................................       171        --          5,179
     Technology purchased through acquisition...............        --        --         11,547
     Unrealized gain (loss) on investment...................    (2,147)       --          2,653
     Realized gain on sale of investments...................    (2,653)       --         (2,653)
     Acquisition costs, net of cash received................        --        --           (270)
     Accrued interest payable converted to stock............        --        --             97
     Loss in affiliate......................................        --        --            500
  Changes in assets and liabilities:
     (Increase) decrease in prepaid expenses and other
       assets, net..........................................        49      (130)           (61)
     Increase (decrease) in accounts payable and accrued
       expenses.............................................      (942)     (586)         2,443
     (Increase) decrease in deferred revenue................     3,304       (92)         1,217
                                                              --------   -------      ---------
       Net cash used in operating activities................    (8,825)   (3,699)       (95,497)
Cash flows from investing activities:
  Purchases of investments..................................        --        --       (262,928)
  Sales of investments......................................    10,461        48        267,890
  Purchase of furniture, equipment and leasehold
     improvements...........................................       (68)       --         (6,857)
  Proceeds from sale of assets..............................        --        --             72
  Investment in affiliate...................................        --        --           (500)
                                                              --------   -------      ---------
       Net cash provided by (used in) investing
          activities........................................    10,393        48         (2,323)
Cash flows from financing activities:
  Proceeds from notes payable...............................        12        12          7,162
  Repayment of notes payable and principal payments under
     capital lease obligations..............................       (72)     (130)        (3,668)
  Purchase of treasury stock................................        --        --            (11)
  Proceeds from issuance of stock...........................       122        --         98,822
                                                              --------   -------      ---------
       Net cash provided by (used in) financing
          activities........................................        62      (118)       102,305
                                                              --------   -------      ---------
Net increase (decrease) in cash and cash equivalents........     1,630    (3,769)         4,485
Cash and cash equivalents at beginning of period............    11,528     8,254             --
                                                              --------   -------      ---------
Cash and cash equivalents at end of period..................  $ 13,158   $ 4,485      $   4,485
                                                              ========   =======      =========
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest..................  $    177   $   155      $   1,685
Supplemental schedule of noncash financing activities:
  Conversion of notes payable and accrued interest to common
     stock..................................................  $     --   $    --      $   3,043

  The accompanying notes are an integral part of these consolidated financial statements.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                 (ALL AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                                          DEFICIT
                                                                                        ACCUMULATED
                                  COMMON STOCK       ADDITIONAL    COMMON                 DURING           TOTAL
                               -------------------    PAID-IN      STOCK     TREASURY   DEVELOPMENT    STOCKHOLDERS'
                                 SHARES     AMOUNT    CAPITAL     WARRANTS    STOCK        STAGE      EQUITY (DEFICIT)
                               ----------   ------   ----------   --------   --------   -----------   ----------------
Balance at December 31,
  2000.......................  25,973,674    $26      $118,697     $3,439      $(11)     $(119,486)       $ 2,665
Stock options exercised
  January 2001 ($0.16 per
  share).....................         169     --            --         --        --             --             --
Net loss.....................                 --                                            (3,063)        (3,063)
                               ----------    ---      --------     ------      ----      ---------        -------
Balance at March 31, 2001....  25,973,843    $26      $118,697     $3,439      $(11)     $(122,549)       $  (398)
                               ==========    ===      ========     ======      ====      =========        =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                                  (UNAUDITED)

1. ORGANIZATION

     Aronex Pharmaceuticals, Inc. ("the Company", "Aronex Pharmaceuticals", "we", "us" or "our") was incorporated in Delaware on June 13, 1986 and merged with Triplex Pharmaceutical Corporation ("Triplex") and API Acquisition Company, Inc. ("API"), formerly Oncologix, Inc. effective September 11, 1995. In 1998, we formed a subsidiary, Aronex Europe Limited.

     In order to address our lack of capital, among other things, we entered into an agreement and plan of merger dated as of April 23, 2001 (the "Merger") with Antigenics Inc. ("Antigenics") and Nasa Merger Corp., a newly-formed, wholly-owned subsidiary of Antigenics. The proposed Merger is subject to approval of our stockholders. The Merger is expected to be completed in the third quarter of 2001. Upon closing of the Merger, we will become a wholly-owned subsidiary of Antigenics.

     Aronex Pharmaceuticals is a development stage company that has devoted substantially all of its efforts to research and product development and has not yet generated any significant revenues, nor is there any assurance of future revenues. In addition, we expect to continue to incur losses for the foreseeable future, and there can be no assurance that we will successfully complete the transition from a development-stage company to successful operations. The development activities we engage in involve a high degree of risk and uncertainty. Our ability to successfully develop, manufacture and market our proprietary products is dependent upon many factors. These factors include, but are not limited to, our ability to consummate the Merger, the need for additional financing in the event the Merger is not completed on a timely basis or at all, attracting and retaining key personnel and consultants, and successfully developing manufacturing, sales and marketing operations. Our ability to develop these operations may be immensely impacted by uncertainties related to patents and proprietary technologies, technological change and obsolescence, product development, competition, government regulations and approvals, health care reform, third-party reimbursement and product liability exposure. Further, during the period required to develop these products, we will require additional funds which may not be available to us.

     We have operated as a development stage enterprise since our inception by devoting substantially all of our efforts to raising capital and performing research and development. In order to complete the development and other activities necessary to commercialize our products, additional financing will be required. If we are not able to consummate the Merger, such financing may not be available.

     The majority of our clinical trials have reached the stage where we have completed patient enrollment in their current phase. At the current time, we are gathering clinical trial data for analysis. We anticipate reporting the data at appropriate scientific meetings. Before we initiate any new clinical trials, we will analyze each product's likelihood for approval, the cost of the proposed clinical trial, cash available at such time and the inherent risk profile. We anticipate these steps will assist us in maximizing shareholder value.

     In January 2001, we received a non-approval letter from the United States Food and Drug Administration (FDA) for our New Drug Application (NDA) amendment for ATRAGEN(R) for acute promyelocytic leukemia (APL). Following this event, we reduced expenditures in our research and development plans and activities. Additionally, we reduced the number of full-time employees in January 2001 from 77 to 29.

     We will continue to require substantial additional funds for our operations. At March 31, 2001, we had $5.3 million in cash, cash equivalents and investments. We believe that we can conserve our existing financial resources to satisfy our capital and operating requirements until consummation of the Merger.

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 2001
                                  (UNAUDITED)

     The factors discussed above raise substantial doubt about our ability to continue as a going concern. If the Merger is not completed, we will have to pursue other sources of financing. Sources of financing may not be available, or if available, will be dilutive or may have other adverse effects to the value of our shares. If we are not able to secure such financing, we may have to close operations and/or seek legal protection from our creditors. Accordingly, there can be no assurance of our future success. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. See "Business -- General" and "Business -- Additional Business Risks" in the Company's Form 10-K for the year ended December 31, 2000.

     The consolidated balance sheet at March 31, 2001 and the related consolidated statements of operations and cash flows for the three month periods ending March 31, 2001 and 2000 and the period from inception (June 13, 1986) through March 31, 2001 are unaudited. These interim financial statements should be read in conjunction with the audited financial statements and related notes included in our 2000 Form 10-K. The financial statements included in our 2000 Form 10-K have been audited by Arthur Andersen LLP, independent public accountants. In order to complete the development and other activities to commercialize our products, additional financing will be required. Accordingly, our independent public accountants' report on the financial statements for the year ended December 31, 2000 includes an explanatory fourth paragraph expressing substantial doubt about our ability to continue as a going concern. The unaudited interim consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of results for the interim periods presented and all such adjustments are of a normal recurring nature. Interim results are not necessarily indicative of results for a full year.

2. ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Aronex Pharmaceuticals, Triplex, API and Aronex Europe Limited. All material intercompany transactions have been eliminated in consolidation.

  Cash, Cash Equivalents and Short- and Long-Term Investments

     Cash and cash equivalents include money market accounts and investments with an original maturity of less than three months. Long-term investments at March 31, 2001 are available for sale securities which are United States mortgage-backed securities with maturity dates over the next 23 years that have an amortized cost of $773,000, which approximates fair market value and cost. Aronex Pharmaceuticals currently has no trading securities.

  Revenue Recognition

     During 2000, United States Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB
101) which requires up-front, non-refundable license fees to be deferred and recognized over the performance period. We adopted SAB 101 which required us to recognize payments for services under research and development grants and contracts that are specifically tied to a separate earnings process as revenue as the services are performed. In situations where we receive payment in advance of the performance of services, such amounts are deferred and recognized as revenue as the related services are performed. Non-refundable fees, including payments for up-front licensing fees and milestones (collectively, "Non-refundable Fees"), are recognized as revenue based on the percentage of costs incurred to date, estimated costs to complete, and total Non-refundable Fees received. Prior to January 1, 2000, we had recognized revenue from Non-refundable Fees when we

                 ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                 MARCH 31, 2001
                                  (UNAUDITED)

had no obligations to return the fees under any circumstances, and there were no additional contractual services to be provided or costs to be incurred by us in connection with the Non-refundable Fees.

     The cumulative effect of adopting SAB 101 at January 1, 2000 resulted in a one-time, non-cash charge of $4.5 million, with a corresponding increase to deferred revenue that will be recognized in future periods. The $4.5 million represents portions of 1998 and 1999 Non-refundable Fees received from Abbott Laboratories in consideration for the exclusive worldwide rights to market and sell Nyotran(R). For the quarters ended March 31, 2000 and 2001, we recognized $1.2 million and $92,000, respectively, of research and development grants and contracts revenue that was included in the cumulative effect adjustment as of January 1, 2000. The balance of the deferred revenue from this adjustment, $1.6 million, will be recognized in the future as we incur costs relating to obtaining approval for Nyotran(R) from the FDA.

  Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassification

     Certain reclassifications have been made to the prior year's financial statements to be consistent with the presentation in the current year.

3. FEDERAL INCOME TAXES

     At December 31, 2000, we had net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $130.6 million. The Tax Reform Act of 1986 provided a limitation on the use of NOL and tax credit carryforwards following certain ownership changes that could limit our ability to utilize these NOLs and tax credits. Accordingly, our ability to utilize the above NOL and tax credit carryforwards to reduce future taxable income and tax liabilities may be limited. As a result of the merger with Triplex and API, a change in control as defined by federal income tax law occurred, causing the use of these carryforwards to be limited and possibly eliminated. Additionally, because United States tax laws limit the time during which NOLs and the tax credit carryforwards may be applied against future taxable income and tax liabilities, we may not be able to take full advantage of our NOLs and tax credit carryforwards for federal income tax purposes. The carryforwards will begin to expire in 2001 if not otherwise used. Due to the possibility of not reaching a level of profitability that will allow for the utilization of our deferred tax assets, a valuation allowance has been established to offset these tax assets. We have not made any federal income tax payments since inception.

4. SEVERANCE AGREEMENTS

     In January 2001, we entered into severance agreements with all employees who do not have employment contracts with us. Under such agreements, all employees are entitled to at least three months severance if they are terminated as a result of a reduction in staff, merger or acquisition or sale of the Company, including the Merger with Antigenics. At March 31, 2001, there are employment and severance agreements which could require severance payments of $2.3 million relating to the salaries of current employees.
                                       F-32